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                                                                   EXHIBIT 99.1

SCST - SCS TRANSPORTATION ANNOUNCES ACQUISITION OF CLARK BROS.
Conference call transcript
Event Date/Time: Feb. 17. 2004 / 11:00AM CT


OPERATOR

Welcome to the SCS Transportation conference call to review the acquisition of Clark Bros. Transfer, Inc. This call is being recorded. Providing an overview today will be Bert Trucksess, Chairman, President and CEO of SCS Transportation. Also participating in the question-and-answer session will be Jim Bellinghausen, Vice President of Finance and CFO; and Rick O'Dell, President and CEO of Saia. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, we will open the call to questions for members of the investment community. (OPERATOR INSTRUCTIONS) I will now turn the call over to the Director of Treasury, Greg Drown. Please go ahead, sir.

GREG DROWN - SCS TRANSPORTATION, INC. - DIRECTOR OF TREASURY

Thank you, Jeff, and thanks, everyone, for joining us today for this announcement. If you do not have a copy of our release from late yesterday, please visit our website at SCSTransportation.com. Before we get into the details of the acquisition, we remind you that the SEC encourages companies to disclose forward-looking information to enable investors to better understand the future prospects of a company and make informed investment decisions.

During this call, some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 could be made. These forward-looking statements and all other statements that may be made on this call that are not historical facts are subject to a number of risks and uncertainties; and actual results may differ materially. We would like to refer you to our press release and recent SEC filings for more information on the risk factors that could cause actual results to differ. I will now turn the call over to Bert Trucksess.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Thank you, Greg, and welcome, everyone. As you see from our release, we have acquired Clark Bros. Transfer Incorporated, an established regional carrier serving the Midwest and Great Plains states. The operation of Clark Bros. will be integrated into Saia at the beginning of May, creating a seamless 29-state network under the Saia brand.

We're very excited about this opportunity and wanted to share the details with you. Our comments today will introduce you to Clark Bros. and how it fits in to SCS Transportation, more specifically Saia. We will discuss the strategic rationale of the acquisition, transaction terms, and some comments about the integration itself.

As a quick refresher, let me review our current portfolio. Jevic is our LTL and truckload hybrid with about 300 million in revenue using a BreakBulk-Free operating model. Its customer base is largely industrial and tends to have heavier shipments, the average being about 4,400 pounds. Historically, Jevic expansions have been organic; most recently Los Angeles in 2002. When the time is right, we will be looking for additional growth opportunities for Jevic. In the meantime, the Clark acquisition does not affect Jevic's operations or strategies.

Saia is our multi=region network LTL carrier focusing on one and two-day business. Prior to this acquisition, Saia served 21 states in the South, Southwest, West, and Northwest, with 2003 revenue of 521 million. Although Saia has grown organically, they have successfully used acquisition and integration to build the network. In 1995, Saia successfully integrated a sister company, Smalley Transportation, and moved into Florida and Georgia. In 2001, Saia undertook a more aggressive expansion, moving into nine Western states by integrating the operations of two other affiliates, WestEx and Action Express, with combined revenue of about 110 million.

We have been searching for the right opportunity for Saia to again increase its geographic footprint, and we believe Clark Bros. is an excellent opportunity. This is a quality LTL operation with outstanding people and customer relationships. It has an attractive region, adjacent to Saia's current network.

Clark Bros. was founded in 1936 in Norfolk, Nebraska. It's been a family-owned regional carrier primarily serving overnight lanes in the Midwest and Plains states. Revenue in 2003 was 66 million, an increase of 7 percent from 2002, with operating income of 4 million. The operating ratio for the year was approximately 94 percent.

A profile of Clark Bros. and the expanded Saia territory is available on the SCS Transportation website. As you will see, Clark's operations currently service eight states that will be new to Saia, as well as overlap operations in two other states, Texas and Colorado. The eight new states

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are Kansas, Missouri, Illinois, Nebraska, Iowa, Wisconsin, South Dakota, and
Minnesota. As a result of the acquisition, new major markets for Saia include Chicago, St. Louis, Kansas City, Minneapolis, Omaha, and Milwaukee. Clark's operations in Dallas, Denver, and Houston will be merged with Saia operations in those markets.

Geographic expansion has been integral to our growth strategy since SCS Transportation was launched. We believe the acquisition of Clark Bros. will further increase Saia's revenue growth and overall profitability. We believe the primary benefits will come on the revenue side. First, all current customers will have access to new service lane opportunities from an expanded 29-state seamless network. We expect existing Saia and Clark customers to generate additional business given the expanded service capabilities of the new Saia.

Secondly, broader coverage gives us the opportunity to gain new customers, especially in markets that were on the edges of our service area. For example, a shipper in Tulsa, Denver, Nashville, or several other cities might not have even considered Saia in the past if a significant portion of their business went into Midwest markets. Broader coverage now allows Saia to attract new business in its base geography as well as new markets. The same opportunity for gaining new customers exists within Clark's service territory as well.

Revenue growth will drive increased density for Saia, which we expect to lead to further improvements in productivity and profitability. Enhanced service capabilities should also produce pricing and yield management opportunities. We expect there will be some general administration and back-office cost synergies, but the majority of these benefits will be reinvested in employee wage and benefit adjustments. For the overwhelming majority of Clark employees, becoming part of Saia is about greater opportunities for growth, not cost synergies.

Saia's top-quality technology services will add value in the new territory. Upon integration, Clark customers will have access to expanded tools and information, including a functionally rich website. This includes Saia's Customer Service Indicators programs that tracks performance across six distinct attributes of performance. In addition, Saia technology will also provide Clark's field operations with improved tools for optimizing service and cost efficiencies.

Now let's turn to some of the key financial terms. Excluding onetime cost, the purchase price is 30.5 million and includes three components. First, 21.7 million for the purchase of all outstanding equity. Second, 6 million for the assumption of debt, all of which will be repaid in the short term. Third, an estimated 2.8 million to sellers for an income tax election, which qualifies the transaction for tax purposes as an asset purchase. For those of you more familiar with the tax code, we're referring to a 338(h)(10) election.

In addition to the purchase price, we estimate onetime cost to be approximately $3.5 million. This consists of about 600,000 in transaction costs and 2.9 million in integration costs. The transaction costs consist of fees to legal and tax advisers and noncompete consideration, and will all be capitalized. We did not use an investment banker in this transaction.

The 2.9 million in integration costs include another $800,000 to be capitalized, with a 2.1 million remaining balance to be expensed as incurred, primarily in the first and second quarters. Including onetime cost, we expect the acquisition to be accretive for the 2004 calendar year. Due to the onetime cost, the acquisition will likely not be accretive for the first two quarters of 2004. We will provide updated guidance on the amounts by quarter in our April conference call to discuss first-quarter earnings.

We are financing this transaction through cash, amounts available under our existing credit agreement, and a 6.2 million note to the seller. After adjusting for the transaction we expect our net debt to capital ratio to be approximately 39 percent, less than it was at the time of our spin-off about 18 months ago.

Finally, let me offer a preview on the integration. We expect the integration to be essentially complete at the beginning of May this year. While integrations of any kind are subject to risk, we are highly confident that this integration will be successful for two key reasons.

First, the management team at Saia under Rick O'Dell's leadership has already demonstrated capability for successfully managing integrations, most recently WestEx and Action Express in 2001. In this regard, Saia has a detailed integration communication plan that is well advanced to help ensure an effective execution and smooth transition. Saia began implementation yesterday with detailed communications starting throughout the organization. They are also proactively reaching out to customers to explain how this transaction will add value for them.

Secondly, this is primarily an end-to-end integration involving adjacent geography with minimal overlap. Overlap integrations are significantly more complex and generally take longer to implement. In that regard, our integration will be completed in about 75 days.



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To summarize, the acquisition of Clark Bros. and its integration into Saia is a step forward in our strategy to grow share in existing markets as well as expand geographically. Saia has been demonstrating steady performance improvement, and they are ready for this growth opportunity. Saia will now become a seamless 29-state network and an even larger multi-region carrier.

There are significant revenue synergies, with new lane opportunities for current customers and a broader service package to offer prospective customers. Based on Saia's previous success at planning and executing this type of integration, we have great confidence in their ability to succeed with this opportunity.

We believe this acquisition and integration will provide benefits for all three of our key constituents. Customers with increased services, employees with improved opportunities for personal growth, and shareholders with increased returns. We hope this overview has been useful; now we would be happy to open it up for questions from the investment community.


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QUESTION AND ANSWER


OPERATOR

(OPERATOR INSTRUCTIONS) Jason Seidl, Avondale Partners.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

I guess first of all, trying to look at what you paid for this company. If my math is correct it looks like you paid probably in the low four-time EBITDA basis?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Actually, if you look at the first two components, and I would have a tendency to take the tax election out; if you look at the equity in the debt assumption, and look at last year's EBITDA which was 7.3 million, it works out to just under 3.8.

Jason, Seidl: Getting it pretty cheap it seems like. Bert, on that note can you tell why they would sell out at this point? Was there succession issues there?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Actually, for a company this size, I really think that this was a win-win transaction for the seller as well as us, the buyer. I think they probably did have succession issues. Companies that size are increasingly challenged to justify investments in technology.

As we look at the benefits from a customer-positioning standpoint, I think it is increasingly more difficult for a company of that size to be responsive to customers. So, I think this was a win-win for both companies.

We actually kind of started the evaluations looking at an EBITDA value that was a little bit higher than the 3.8; kind of in a 4.2 range. And as we did our due diligence, we had some adjustments. There were some things that were important to the seller that we incorporated into our negotiations. And again the net numbers came out as we have reviewed, and it is just slightly less than the 3.8.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

What percent of their fleet do they own, what percent do they lease? Same with the terminals?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Let's see on the fleet, the fleet is entirely owned. Rick, do you have information on the terminals owned versus leased?

RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

They own six of the facilities. But a couple of those are overlap.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

I guess that is the next question I'm trying to get at. Going forward we should probably see some asset sales as well from you guys as you update their fleet and probably sell some overlap terminals?

RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

I misspoke there. I was in correct on that. There are not any overlap terminals in the ones that are owned.




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JASON SEIDL - AVONDALE PARTNERS - ANALYST

No overlap? Thank you.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I don't expect significant sale proceeds from assets.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Do you foresee any customer erosion in the beginning in some of the overlap areas from these guys or no? Or do you think that will be offset by the gain in new customers?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I think it is possible that there could be some individual situations. But what we see here is exactly the opposite. We see this as a growth proposition.

RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

I would add to that, if you kind of look at the overlap locations, obviously being Houston, Dallas, and Denver, the only real overlap market that we conflict with one another in is the Dallas to Denver market. They really don't have full-state Texas coverage, and they are not a big player in Houston.

So when you really look at it, even if you count those six terminals it represents less than 2 percent of the lanes available to Clark Bros.' customers. And if you look at our terminals that we have in total, it is less than .05 percent of the lanes that are available to Saia customers. So, we really think that while there is some overlap from the locations, if you look at the direction that the freight movement is, there is not a lot of overlap or conflicting lane situations there.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Thanks, Rick. Bert, if I could just ask about something you commented on; taking some of the proceeds from the synergies and putting it back into it looks like what seems to be salaries and benefits for some of the employees at Clark Bros. Is that to say that there's a disparity right now in pay, when you're comparing the drivers, that you have to make up?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Well, at Saia we have a market-based compensation philosophy. And when we look at the historical pay and benefit levels that were applicable in Clark, we do feel that over time we need to bring them up to Saia levels.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Last question and I will hand it off to someone else. Were there any significant customer overlaps between the two of you?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Let me ask Rick to address that.






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RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

Of their top 10 customers, we have long-standing relationships with the top two. As well as of the top 11 we do business with the top five. So, there is some. We've got some mutual relationships there. Obviously, as you might imagine I think both companies have good solid customer relationships that we can leverage into the new coverage areas.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I'm just going to add on that too, with respect to both Saia and Clark, we both don't have huge concentrations with individual customers.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Fair enough. Thanks, guys.

OPERATOR

(OPERATOR INSTRUCTIONS) Mike Peasley, BB&T Capital Markets.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

Can you review; I'm just a little bit confused. The purchase price, 30.5 million, can you run through the mix of what the cash portion of that was, and then the debt portion was? And then on top of that, I'm not exactly sure of the $6.2 million sellers note. What exactly does that entail?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

If you think about the total consideration, the 30.5 million, there is three pieces there. We are paying for the equity, the 21.7. We assumed on day one 6 million in debt, and all of that is going to be paid off as soon as practical. And then we have this 338(h)(10)-tax election. So those three things add up to
30.5 million. As part of our negotiations, we just agreed that rather than pay to the seller cash for the entire amount, there was a seller note for 6.2 million. So, basically, our financing is 6.2 to them in a seller note. The rest was paid in cash, and the cash portion was financed through both the cash that we had on the balance sheet -- you'll recall at year-end we had about 31 million in cash. That number did come down a little bit in February. Then we had some incremental borrowings on our revolver.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

Excluding the $6.2 million note, would it be fair to say that the cash portion -- how much of the cash portion was financed with your revolver?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Well, remember the revolver and our cash position is not only there for this transaction, but it's supporting the rest of our company. So it is debatable which -- exactly how you allocate that. We expect at the end of the first quarter to have a small amount of borrowings under the revolver. So, essentially, most of this is being paid for by cash and the seller note.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

That is helpful. Just housekeeping, what is the interest rate on your revolver?

UNIDENTIFIED COMPANY REPRESENTATIVE

We're currently 150 basis points over LIBOR.




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MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

To move on, I know this seems to be an excellent opportunity to grow revenues, and there seems to be some synergies. Looking out, I think -- do you plan on keeping a facility or an office in Norfolk, Nebraska? And then I think in the press release it was mentioned that there were 600 employees. Do you foresee that 600 to remain somewhat constant, or are you going to be growing that number, or how do you see that panning out?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Over time we expect to grow that number. But Rick, do you want to maybe address those different questions?

RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

Sure. The centralized functions in Norfolk and some of the other locations where those were will be consolidated into size offices in Atlanta and Houma, Louisiana, as well as our West Coast facility out in Boise where we do some customer service and billing out there. Then, in terms of growth, we would expect obviously over time there would be some growth to accommodate the revenue growth that we have. You know, this thing was obviously put together because of the revenue synergy and growth opportunities, but like you said, there are some cost synergies. If you just look at the numbers on an absolute basis, there is about 50 jobs that are being eliminated, and we will be adding about 30 positions back within the Saia organization, and some of those we hope to be filled both in terms of regional positions as well as some transfer opportunities for employees from Clark Bros.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

Then you mentioned the accretive nature of the acquisition, Bert, probably not until the second half of the year. But this is going to operate as a standalone for the first half; is that correct?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

No. Basically, effective in the beginning of May, this is going to be part of Saia, and at that point, we really won't be able to distinguish it because it is just going to be totally integrated into that network. Essentially, I mentioned that we were looking at 2.2 million in onetime costs for the integration that will be expenses incurred. Because of this next 75 days, some of those costs are going to be booked in March and others that will be in April, and it's a little bit hard for us to totally segregate what day and which month and thus which quarter they're going to fall into.

Right now, and this is subject to a lot of variability, but right now our planning assumption is that maybe 30 percent of those onetime costs would be incurred in the first quarter, with about 70 percent in the second quarter. So the second quarter will have the heavier burden of expensed onetime charges. If you look at the whole year, right now what we're looking at is we expect it to be accretive by about 6 cents, and then these onetime charges are about 9 cents. So in terms of a run rate, since the onetime charges will not be recurring, that is about a 15-cent run rate effect this year.

And then as we move out into 2005, while we will still be having some investments in wages and benefits, we really expect the revenue growth to accelerate. I would tell you in our experience when we integrated the Western companies, that's exactly what we saw there that in that second year, we really saw the revenue growth take off. And at the end of the day, that is where we see the real benefit here.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

That is helpful. Two more and I'll turn it back over. The D&A for Clark, was that about 3, $3.5 million on an annual basis in 2003?

UNIDENTIFIED COMPANY REPRESENTATIVE

Roughly 3.




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MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

Roughly 3 million? Finally, what percent of Clark's business comes from interline agreements?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Their interline business is minimal. I believe it is less than 2 percent. They really market it primarily into their direct coverage area.

MIKE PEASLEY - BB&T CAPITAL MANAGEMENT - ANALYST

Great. I appreciate your time. Great acquisition.

OPERATOR

Jack Waldo (ph) of Stephens.

JACK WALDO - STEPHENS - ANALYST

Good morning, gentlemen. I've got a question kind of on the same topic. Currently, you have a strategic agreement with Vitran in the Midwest. They operate in the Midwest. How is this going to affect that agreement?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Well, the Vitran business I believe did in kind of the 1 to 2 percent of revenues, so it wasn't huge. It was certainly a partnership that we did value, and we used Vitran in the states that Clark now will cover direct, as well as some states to the east of that, as well as Canada. So with these eight states now becoming direct service, that will change, and we will be visiting with Vitran to determine what would be mutually attractive to both parties for the other states and for Canada.

JACK WALDO - STEPHENS - ANALYST

So you don't anticipate this relationship totally dissolving, but you think there could be some degradation in the revenue?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Yes. I mean, most states are now going to be converted to direct service.

JACK WALDO - STEPHENS - ANALYST

Okay. Regarding the guidance, and I guess you guys were kind of indicating a 15-cent --.

UNIDENTIFIED COMPANY REPRESENTATIVE

Jack, let me come back on this too. While we have always appreciated having interline as an accommodation for customers, there is no question that from a customer standpoint that it is not competitive with direct service. And that is why we have always looked at geographic expansion as being so important to improving our customer positioning.

JACK WALDO - STEPHENS - ANALYST

Okay. On the guidance, you were kind of indicating a 15-cent annual EPS run rate; is that correct?



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BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

That is the run rate for this year if you exclude the onetime costs, which are about a 9-cent effect.

JACK WALDO - STEPHENS - ANALYST

Just using, and forgive my math here, but using kind of back of the envelope math, it looks like you're assuming a very little number of synergies to get that 15 cents. Is that accurate? Is there a synergistic assumption you guys are using?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

That is correct. We are assuming minimal synergy because of the fact that some of the back-office type and overhead type savings are largely being offset by increases in wages and benefits.

JACK WALDO - STEPHENS - ANALYST

Okay. Looking kind of a best-case scenario looking out into '05, '06, what do you think the gravy is for synergistic opportunities? Is it 10 million; is that high?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Well, we're not going to be too detailed on that today. I would emphasize that we don't see cost synergies being the driver. We think that will relatively be neutral, but we would think in the Clark territory, for example, that we should be able to achieve revenue growth in excess of 10 percent. I am not saying how much over 10 percent. I know when we did the integration in the West in the State of California, we had multiple quarters where we saw revenue growth in excess of 20 percent.

JACK WALDO - STEPHENS - ANALYST

Just because we don't have the numbers in front of us, could you give some color on what kind of incremental margins Clark experienced on that 7 percent growth in '04 -- I mean in '03 revenue?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I am not sure I'm comfortable talking about incremental margin just on the growth. Their financial performance certainly did improve. In 2003, their operating ratio was actually as 93.9. It was a 95.5 the year before.

JACK WALDO - STEPHENS - ANALYST

Great. And last question, back to the employees issue. Has Clark ever been a union or had a threat of unionization?

RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

Clark has always had a solid employee relations policy within their organization, and they've valued their employees, made investments in them as well as strong communication and team building philosophy. That is a common philosophy that we share at Saia, and they really haven't had any employee relations issues.

JACK WALDO - STEPHENS - ANALYST

So there's no pension exposure there?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

No. Both Clark and Saia are 401(k) type companies.




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JACK WALDO - STEPHENS - ANALYST

Great. And my guess is you guys will have some stock incentives once you get Clark's employees under your umbrella. Is that a fair assumption?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I'm sorry, I don't know that I understand your question.

JACK WALDO - STEPHENS - ANALYST

In the fourth quarter -- there were some kind of not extraordinary charges, but we had an increase in expense related to the performance of your stock. I was just wondering if we should be, for modeling purposes should we factor in more exposure, because maybe there are some employees at Clark that are now going to be paid on the performance of your stock?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

We have annual incentive plans that go down the organization, and over time those annual incentive plans will be applied to the Clark people becoming part of the new Saia. As it relates to that long-term incentive plan, I think you're referring to the one that we discussed in our proxy last year, which is -- it covered 19 people at the time, and it's probably up to low '20s now. That population wouldn't change, and the acquisition of Clark Bros. hopefully will cause our stock price to move up more in the future, and to that extent it would affect the plan.

JACK WALDO - STEPHENS - ANALYST

Fair enough. Thank you guys very much.

OPERATOR

Jason Seidl of Avondale Partners.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Two quick things, Bert. You gave the OR for Clark going backwards; I missed that.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

It was 95.5 in 2002.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Okay, thank you. Bert, if I recall when you guys integrated WestEx and Action, those were not really two good carriers. By all looks of it, Clark looks to be a really solid carrier. In fact, their OR was better than Saia's. So what are the different integration issues you may face with Clark as opposed to WestEx and Action, and do you think it's going to be easier?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I think most of the tasks that we will look at -- in fact, Rick, I would like you to kind of go over some of the things we're looking at. But just globally, the tasks that we will apply are conceptually the same. I guess one of the differences here is that we will be averaging into Saia, an operation that does have healthier margins, whereas WestEx and Action were essentially breakeven.






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RICK O'DELL - SAIA, INC. - PRESIDENT AND CEO

Just from a relative size standpoint, the net addition was 34 terminals with WestEx and Action, and this is an 18-terminal. So from that standpoint, it's a little bit smaller. I guess some of the positives in terms of risk mitigation, we do have an Saia experienced leadership team. It is the same team that will be executing this merger that executed a successful larger integration in 2001.

We do have a continuity of some Clark Bros. leadership team. So while the officers will be departing the company, the director of operations has accepted the position as the regional manager of the Kansas City region. And we have other continuity obviously among terminal managers and other regional leadership positions as well.

Then, they are on an AS/400, so there is a common technology platform I guess, to contrast that against the other companies. They were on AS/400. They also had the same software package with LTL 400. So from that perspective, it is a little bit different from a conversion standpoint. We always view this as a positive; overall there is little overlap. Really, you've got three terminals out of 130.

We do have obviously a very detailed plan. The first task to focus on obviously was communication, getting our employee buy-in with an individual message about what the merger means to each employee. The common tariff has already been developed. Our pricing review and contact resolution is underway. As you might imagine we have got some common customers where we don't have the exact same terms, and those conflicts have to be resolved. Then to capitalize on future opportunities, we need to establish pricing for customers into the new territories.

Also the rebranding will begin immediately. We use SuperSpin, which is a model, and we will be engineering the line haul network. That is in process right now. Obviously the integration will take place in a very short time period. It's essentially 75 days. The integration will be complete; including rebranding will be effective May 3rd of 2004. We will be able to capitalize on the opportunities available in the marketplace.

I guess, just in terms of overall, like you said, there were some other challenges with the West Coast operations because they were not operating as well. This is more of an integrate the companies, and then really we may be able to capitalize on the opportunities more quickly.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Fair enough. I apologize might have missed this. The transaction itself is completed; it's just not the integration, correct?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Correct.

JASON SEIDL - AVONDALE PARTNERS - ANALYST

Thanks, a lot guys.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

We closed yesterday.

OPERATOR

Jack Waldo, Stephens.

JACK WALDO - STEPHENS - ANALYST

I have a question with regards to guidance and how it shifted. I just want to make sure that I am correct on these assumption. CAPEX, you had given about 55 million in net CAPEX for FY '04. How does that change in light of this merger?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

We're not changing the guidance for the base operations. So what we're looking at here is with Clark, they have about 4 million in capital that we plan to spend in their base system this year, versus 3 million in depreciation. Then, as we said before, we will continue to look at opportunities for strategic acquisitions of real estate, which could be in addition to those numbers.

JACK WALDO - STEPHENS - ANALYST

Okay.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

The short answer is add 4 million to the 55 to take it to 59.

JACK WALDO - STEPHENS - ANALYST

And that would be in the first and second quarter, right?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

The 4 million? No, that is for the full calendar year.

JACK WALDO - STEPHENS - ANALYST

On an EPS range, I guess now the guidance that you have given of 12 to 18 cents in the first quarter this year and $1.22 to $1.33, that guidance stays the same; it is just operating EPS guidance, is that right?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

We're not adjusting the guidance that we gave for the core system other than what I said before is that we do expect, net of, including the onetime cost, that we will be picking up 6 cents for the year. There is too much variability as to when the onetime cost will be falling in individual quarters for me to update anything by quarter at this point.

JACK WALDO - STEPHENS - ANALYST

Okay. Fair enough. Last question on a more long-term basis. Saia's growth strategy has always been growth through acquisition and also organic growth. Now that this acquisition is complete, are you going to take time to take a breath? Or are you still going to aggressively look at other possible acquisitions? How does this change your philosophy?

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

I think our priorities stay exactly the same. We will be focusing on building density in existing geography. And that existing geography now includes another eight states. As we're doing that, we will continue to look opportunistically for opportunities to go to other geography for the right situation. We will see where we are on this integration; and when the time is right, we will look at other geography.

JACK WALDO - STEPHENS - ANALYST

Thanks very much.

OPERATOR

At this time there are no further questions.

BERT TRUCKSESS - SCS TRANSPORTATION, INC. - CHAIRMAN, PRESIDENT AND CEO

Okay. Thank you for joining us today. We are excited about this new acquisition, and we look forward to talking to everybody in our first-quarter conference call.

OPERATOR

This concludes today's conference call. You may now disconnect.

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Words such as "anticipate," "estimate," "expect," "project," "intend," "plan,"
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